Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form N-2 (File No. 333-267593) of BlackRock TCP Capital Corp. of our report dated February 24, 2025, relating to the financial statements of 36th Street Capital Partners, LLC as of and for the year ended December 31, 2024, which report is included in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

February 27, 2025